CONFORMIS, INC.
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”) is effective as of February 17, 2020 (the “Effective Date”), by and between Conformis, Inc., a Delaware corporation (the “Company”), and Frederick W. Driscoll, an individual with an address listed on the signature page hereto (the “Consultant”).
WHEREAS, the Company desires consulting and similar services relating to the Company’s business and products; and
WHEREAS, the Consultant desires to contract with the Company to perform such services.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter recited, the sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Scope of Work. The Consultant will perform the services set forth in Exhibit A attached hereto (the “Services”). Any additions to or modifications of the Services will be set forth in writing and will be signed by both parties in advance of the Consultant performing such additional or modified Services. The performance of Services and the compensation for Services necessary to the completion of such additions or modifications will be governed by this Agreement unless otherwise described in a written agreement of the parties.
2.    Term. The Consultant will serve as a consultant to the Company for a period commencing on the Effective Date and concluding when terminated in accordance with Section 9 of this Agreement (the “Term”).
3.    Consulting Fees. The Company agrees to pay the Consultant for the Services in accordance with the payment schedule set forth in Exhibit B attached hereto.
4.    Documentation of Services and Payments. The Consultant will include with all invoices submitted to the Company an itemization and description of all Services for which the Consultant requests compensation with reasonable specificity to allow the Company to adequately account for such Services. The Company will pay each undisputed invoice submitted hereunder within 30 days of receipt thereof.
5.    Noninterference; Noncompetition. Consultant shall abide by Sections 5.2–5.4 of the Employee Confidential Information, Inventions, Non-Competition, and Non-Solicitation Agreement by and between Company and Consultant having an effective date of October 23, 2019 (the “Non-Compete Agreement”) which are incorporated herein by reference. For clarity, the “Restricted Period” described in Section 5.2 of the Non-Compete Agreement shall begin running as of the first day following Consultant’s last day of employment with the Company.
6.    Confidentiality.
(a)    Definition. For purposes of this Agreement, “Confidential Information” means all non-public, confidential or proprietary information disclosed on or after the Effective Date by the Company (including any parent, subsidiary or affiliate of the Company, and any person or entity directly or indirectly controlled by or controlling the Company, or in which any of the aforesaid have at least a 50% interest) or its representatives to the Consultant relating to any of the Company’s or a third party’s technology and/or business including, without limitation, this Agreement, Inventions (as defined below), any other inventions, trade secrets, patents, ideas, licenses, research and development, software, or other intellectual property, manufacturing plans, operations, business plans, finance plans, financial information, marketing plans, customer information, information regarding vendors and suppliers, products, services, strategic partnerships, or other information of Company or a third party known to be confidential or proprietary, and/

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or other information of Company or a third party that reasonably should be known to be confidential or proprietary. Confidential Information may be in any form, including, without limitation, oral, written, and/or electronic form, and further includes, for example, notes, compilations, reports, databases, summaries and other materials prepared by or for the Consultant that contain, are based on, or derived from, in whole or in part, Confidential Information. Confidential Information does not include information that the Consultant can document (a) is (through no improper action or inaction of the Consultant) generally known by the public, (b) is rightfully in the Consultant’s possession or rightfully known by the Consultant prior to receipt by the Company and was not disclosed in violation of any restrictions regarding confidentiality, (c) became available to the Consultant rightfully from a third party, and was not disclosed in violation of restrictions on confidentiality, or (d) was or is developed independently by the Consultant without reference to or use of, in whole or in part, any Confidential Information. For clarity, the Non-Compete Agreement shall apply to Proprietary Information (as defined in the Non-Compete Agreement) received by Consultant prior to the Effective Date and nothing in this Agreement shall modify Consultant’s obligations to the Company under the Non-Compete Agreement. Further, the parties agree that during the term of this Agreement, the Company shall not provide to Consultant, and Consultant shall not accept, any Confidential Information that is not related to patient-specific, patient-matched and/or patient-engineered orthopedic implants and instruments for the knee and hip.
(b)    Nondisclosure. The Consultant acknowledges that Confidential Information is of great value to the Company. Accordingly, the Consultant agrees to hold all Confidential Information in confidence and not disclose, use, copy, publish, summarize or, if applicable, remove from the premises of the Company any Confidential Information. Upon the expiration or termination of this Agreement, the Consultant agrees (i) to promptly deliver to the Company all papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment and other materials, including copies and in whatever form, relating to the Company that the Consultant possesses or creates, whether or not confidential or proprietary, (ii) to not disclose, use, copy, publish, summarize or, if applicable, remove from the premises of the Company any Confidential Information, and (iii) to promptly execute and deliver to the Company the “Termination Certificate” attached hereto as Exhibit C.
7.    Inventions and Original Works of Authorship.
(a)    Definition. For purposes of this Agreement, “Inventions” means any and all ideas and discoveries, including, without limitation, inventions, trade secrets, original works of authorship, findings, reports, disclosures, processes, systems, methods, formulae, procedures, concepts, compositions, techniques, drawings, models, diagrams, flow charts, research, data, devices, machinery, intellectual property, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, specifications, documentation, algorithms, software, computer programs, source code, object code and mask works, as well as improvements thereof or know-how related thereto, whether copyrightable or patentable or not, which are made by the Consultant, alone or in combination with others, (i) pursuant to, related to or resulting from the provision of Services or other tasks by the Consultant under this Agreement or any other agreement with the Company, or (ii), during the Term, that involve patient-specific, patient-matched and/or patient-engineered orthopedic implants, instruments and surgical procedures for the knee, hip, shoulder or ankle, or (iii) with the use of or as a result of access to Confidential Information, including, without limitation, any derivative work which constitutes an improvement or modification to any Confidential Information, such as any design, drawing, or product that embodies Confidential Information.
(b)    Ownership and Assignment. All Inventions are and shall be the sole and exclusive property of the Company and/or its nominees or assigns. Consultant hereby assigns to the Company any and all right, title and interest Consultant has, may have, or may acquire in all Inventions, and also all intellectual property rights relating thereto. To the extent that ownership of, or any rights to, any such Inventions does not immediately or automatically vest in the Company, the Consultant hereby assigns and agrees to assign to the Company or its designees, without further consideration, the Consultant’s entire right, title, and interest in and to all such existing and future Inventions, including, without limitation, all rights to obtain, register, perfect, litigate, enforce and otherwise exploit inventions, patents, copyrights, trade secrets,

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and other intellectual property rights and protections with respect thereto (whether or not patent or copyright applications are filed thereon). The Consultant will promptly notify the Company in writing of all Inventions so conceived or made by the Consultant. The Consultant shall have no license to or rights of any kind, including, including any such contractual rights or rights by operation of law, to any Inventions, unless explicitly granted by Company in writing in a separate agreement.
(c)    Power of Attorney. During the Term and as necessary thereafter, the Consultant will assist the Company (at the Company’s expense) in performing any and all tasks and other actions reasonably necessary to obtain and enforce patents, copyrights, mask work rights, and other forms of intellectual property protection on Inventions, and to fulfill any and all related duties and obligations required by law. If the Company is unable because of the mental or physical incapacity of the Consultant or for any other reason to secure the signature of the Consultant to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering Inventions assigned to the Company pursuant to Section 7(b), then the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant’s agent and attorney in fact, to act for and on the Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon.
(d)    Moral Rights. The Consultant also hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, and waives and agrees never to assert, any and all “Moral Rights” (as defined below) that the Consultant may have in or with respect to any Inventions, during and after the Term. “Moral Rights” mean any rights to claim authorship of any Invention, to object to or prevent the modification or destruction of any Invention, to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a “moral right.”
(e)    Patent Applications. If the Company files an original United States patent application covering any invention of which the Consultant is a named inventor, the Consultant will receive an inventor’s fee of $100.
(f)    Further Assurances. The Consultant will execute such documents as the Company will reasonably require to evidence and confirm the transfer of rights to the Company made under this Agreement.
8.    Publishing. As provided in Sections 6 and 7 above, data resulting from the Consultant’s provision of Service pursuant to this Agreement, or the use of or access to Confidential Information, shall be an Invention owned by the Company and subject to confidential treatment. The Consultant shall not directly or indirectly (including, without limitation, by publication) disclose any such data or other Company Inventions or Confidential Information without the prior written consent of the Company. The Company shall have full editorial control with respect to any proposed publication by the Consultant that includes or makes reference to such data or other Company Inventions or Confidential Information (with the prior written consent of the Company), including without the limitation the rights to (a) not publish or make public such data or other Company Inventions or Confidential Information, (b) remove any such data or other Company Inventions or Confidential Information contained therein, and (c) protect its rights to any patentable Inventions set forth therein. As provided in Section 7 above, any such publication shall be an Invention owned by the Company.
9.    Termination. This Agreement will automatically terminate as stated in Exhibit A. In the event of any termination of this Agreement, the Company will make payments to the Consultant for all work performed in accordance with the terms and conditions of this Agreement up to the date of termination, and the Consultant will immediately return to the Company, without limitation, all documents, drawings and any other items of whatever nature supplied to the Consultant by the Company or owned by the Company pursuant to this Agreement.

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10.    Survival. Each and all of the terms, provisions and/or covenants of each of Sections 5 through 22 of this Agreement will, for any and all purposes whatsoever, survive the termination of this Agreement.
11.    Independent Contractor/Taxes. Consultant is not an agent or employee of the Company and has no authority to act on behalf of the Company or to otherwise obligate or bind the Company by contract or otherwise. Except as required by a final determination by the Internal Revenue Service or state taxing authority and upon due notice to the other party, the Consultant and the Company agree to treat the Consultant as an independent contractor for tax purposes and to file all tax and information returns and pay all applicable taxes on that basis.
12.    Third Party Contracts. The Consultant represents that, other than with THINK Surgical, Inc., and except as disclosed in writing to the Company, (a) there are no other contracts to assign Inventions that are now in existence between any other party and the Consultant, and (b) the Consultant has no employments, consultancies or undertakings which would restrict or impair the Consultant’s performance of this Agreement. The Consultant will not improperly use or disclose any proprietary information or trade secrets of any former or current employer or other third party. The Consultant will not bring onto the premises of the Company any unpublished documents or any property belonging to any former or current employer or other third party unless consented to in writing by such employer or such other third party. If, in the course of the Consultant’s performance of this Agreement, the Consultant incorporates a prior Consultant-owned invention into a Company product, process or machine, the Company is hereby granted and will have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such prior invention.
13.    Assignment. The rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors, assigns, heirs, executors and administrators, as the case may be; provided, however, that as the Company has specifically contracted for the Services to be provided by the Consultant hereunder, the Consultant may not assign or delegate the Consultant’s obligations under this Agreement either in whole or in part without the prior written consent of the Company.
14.    Governing Law; Consent to Jurisdiction. This Agreement will be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, excluding those laws that direct the application of the laws of another jurisdiction. The Consultant hereby submits to the sole jurisdiction and venue of the courts of the Commonwealth of Massachusetts for purposes of any action or proceeding relating to this Agreement.
15.    Injunctive Relief. The Consultant acknowledges and agrees that damages will not be an adequate remedy in the event of a breach of any of the Consultant’s obligations under this Agreement. The Consultant therefore agrees that the Company will be entitled (without limitation of any other rights or remedies otherwise available to the Company and without the necessity of posting a bond or other security) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement.
16.    Headings. The headings in this Agreement are intended principally for convenience and will not, by themselves, determine the rights and obligations of the parties to this Agreement.
17.    Attorneys’ Fees. The prevailing party in any suit brought to enforce its rights under this Agreement will be entitled to reasonable attorneys’ fees and costs.
18.    Notices. All notices, requests, demands, and other communications required by, or made in connection with, this Agreement or the transactions contemplated by this Agreement, will be in writing and will be deemed to have been duly given on the date of delivery, if delivered in person or by overnight mail carrier, or three business days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

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If to the Company:	Conformis, Inc.
600 Technology Park Drive
Billerica, MA 01821
Attention: Chief Executive Officer
With a copy to:
Conformis, Inc.
600 Technology Park Drive
Billerica, MA 01821
Attention: Chief Legal Officer
If to the Consultant:        The email address listed on the signature page hereto.
Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 18.
19.    Severability. If any provision of this Agreement is held to be unenforceable for any reason, such provision will be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent possible.
20.    Waiver. The waiver of any term or condition contained in this Agreement by any party to this Agreement will not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.
21.    Counterpart and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).
22.    Entire Agreement; Modifications. Except as otherwise provided herein or in the exhibits hereto, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior and contemporaneous understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including, without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to the Consultant from the Company. For clarity, this Agreement does not modify or supersede the Non-Compete Agreement or the Amended and Restated Employment Agreement by and between Consultant and Company having an effective date of May 21, 2015, as amended from time-to-time. All modifications to the Agreement must be in writing and signed by each of the parties hereto.
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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the Effective Date.

Company:	Conformis, Inc.

	By:	/s/ Mark A. Augusti
Mark A. Augusti Chief Executive Officer

Consultant:	/s/ Frederick W. Driscoll
Frederick W. Driscoll

Address:

Telephone:

Email:

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EXHIBIT A
SCOPE OF SERVICES
Upon written request by Company during the Term, the Consultant “Services” to the Company will include:

1.	General consulting services as may be requested by the Company's Chief Executive Officer or Chief Financial Officer, or their designees, including, without limitation:

a.	providing transition services to the Company’s new Chief Financial Officer and Finance team, in general.

The Consultant will report to the Company’s Chief Financial Officer or his designee. The Consultant will provide Services at such place and times as the Company and the Consultant may mutually determine.
The Company will not control in any way the methods used by the Consultant in performing the Services.
This Agreement will automatically terminate on March 31, 2020. The parties hereto may extend the term of this Agreement by means of a written instrument executed by each of them, including in counterparts.

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EXHIBIT B
CONSULTING FEES
The Company will pay the Consultant for Services rendered:

1.	At the rate of $450.00 per hour.

2.
Upon the expiration or termination of this Agreement on March 31, 2020, so long as the Consultant has rendered Services in good faith, and upon the Company’s receipt of the executed Termination Certificate (Exhibit C), the total sum of $20,000.00.

The Company shall not be liable to pay any compensation for any Services that are not requested by the Company in advance.
Other than as set forth above, the Company will pay the Consultant no other compensation, whether in cash or non-cash form, for the Services.

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EXHIBIT C
TERMINATION CERTIFICATE
This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, designs, computer programs or other materials, including copies and reproductions of any of the aforementioned items, in whatever form, relating to Conformis, Inc. (the “Company”), whether or not confidential or proprietary.
I further certify that I have complied with all the terms of the Consulting Agreement by and between the Company and the undersigned dated as of February 17, 2020 (the “Consulting Agreement”).
Moreover, I acknowledge and agree that, in compliance with the Consulting Agreement, I will hold in confidence and will not disclose, use, copy, publish, summarize or, if applicable, remove from the premises of the Company any “Confidential Information” (as defined in the Consulting Agreement).

Date: ____________________

Frederick W. Driscoll

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